Exhibit 10.1

DATED

06 December

2022 15:36

Contract for the sale of freehold land

at

The Robin Hill Hotel, Braddons Hill Road, Torquay TQ1 1HF

between

Pioneer Hotels Limited

and

MD Local Global Limited

CONTENTS

CLAUSE

1.	Interpretation	2
2.	Sale and purchase	4
3.	Conditions	4
4.	Risk and insurance	5
5.	Transfer of funds	6
6.	Deducing title	6
7.	Title guarantee	6
8.	Matters affecting the Property	6
9.	Buyer's knowledge	7
10.	Transfer	7
11.	VAT	7
12.	Completion	7
13.	Buyer's acknowledgement of condition	8
14.	Registration of the transfer	8
15.	Entire agreement	8
16.	Joint and several liability	9
17.	Notices	9
18.	Third party rights	10
19.	Governing law	11
20.	Jurisdiction	11

SCHEDULE
Schedule 1 Contents	12
Schedule 2 Purchase Price	13

06 December
This contract is dated 2022	2022

Parties

(1)	Pioneer Hotels Limited incorporated and registered in England and Wales with company number 08122926 whose registered office is at Moorgate House, King Street, Newton Abbot, TQ12 2LG

(Seller)

(2)	MD Local Global Limited incorporated and registered in England and Wales with company number 12979697 whose registered office is at New Derwent House, 69 -73 Theobalds Road, London, WC1X 8TA (Buyer)

Agreed terms

1.	Interpretation

The following definitions and rules of interpretation apply in this contract.

1.1	Definitions:

Buyer's Conveyancer: Lisa's Law 13 London Rd Elephant and Castle London SE1 6JZ (Ref: MD0001- 5).

Charge: the charge appearing at entry numbers 4 and 5 of the charges register of title number DN159262 as at 24 October 2022 as at 17:03:55 and entry numbers 4 and 5 of the charges register of title number DN85834 as at 24 October 2022 as at 16:36:57 in so far as it affects the Property

06 December

Completion Date: 2022

Condition: any one of the Part 1 Conditions.

Contents: the contents specified in Schedule 1.

Contract Rate: interest at 4% per annum above the base rate from time to time of Barclays Bank plc.

Deposit: £85,000.00 (exclusive of VAT).

Electronic Payment: payment by electronic means in same day cleared funds from an account held in the name of the Buyer's Conveyancer at a clearing bank to an account in the name of the Seller's Conveyancer.

LPMPA 1994: Law of Property (Miscellaneous Provisions) Act 1994.

Part 1 Conditions: the conditions in Part 1 of the Standard Commercial Property Conditions (Third Edition - 2018 Revision).

Part 2 Conditions: the conditions in Part 2 of the Standard Commercial Property Conditions (Third Edition - 2018 Revision).

Property: the freehold property at 74 Braddons Hill Road East, Torquay TQ1 1HF known as the Robin Hill Hotel and The Villa being all the property registered at HM Land Registry with title absolute under title numbers DN159262 and DN85834.

Purchase Price: the total price specified in Schedule 2.

Seller's Conveyancer: Boyce Hatton LLP, 58 the Terrace, Torquay TQ1 1DE (ref: CLB/PIO3/3). VAT: value added tax or any equivalent tax chargeable in the UK.

VAT Act: Value Added Tax Act 1994.

VAT Group: two or more bodies corporate registered as a group for VAT purposes under section 43 of the VAT Act.

1.2	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.3	Clause, Schedule and paragraph headings shall not affect the interpretation of this contract.

1.4	The Schedules form part of this contract and shall have effect as if set out in full in the body of this contract. Any reference to this contract includes the Schedules.

1.5	Unless the context otherwise requires, references to clauses and Schedules are to the clauses and Schedules of this contract and references to paragraphs are to paragraphs of the relevant Schedule.

1.6	Unless expressly provided otherwise in this contract, a reference to legislation or a legislative provision is a reference to it as amended, extended or re-enacted from time to time.

1.7	Unless expressly provided otherwise in this contract, a reference to legislation or a legislative provision shall include all subordinate legislation made from time to time under that legislation or legislative provision.

1.8	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.9	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.10	The expressions landlord covenant and tenant covenant each have the meaning given to them by the LTCA 1995.

1.11	Any obligation on a party not to do something includes an obligation not to allow that thing to be done.

1.12	A reference to writing or written includes fax but not email.

2.	Sale and purchase

2.1	The Seller shall sell and the Buyer shall buy the Property and the Contents for the Purchase Price on the terms of this contract.

2.2	The Buyer cannot require the Seller to:

(a)	transfer the Property or any part of it to any person other than the Buyer;

(b)	transfer the Property in more than one parcel or by more than one transfer; or

(c)	apportion the Purchase Price between different parts of the Property.

3.	Conditions

3.1	The Part 1 Conditions are incorporated in this contract so far as they:

(a)	apply to a sale by private treaty;

(b)	relate to freehold property;

(c)	are not inconsistent with the other clauses in this contract; and

(d)	have not been modified or excluded by any of the other clauses in this contract.

3.2	The terms used in this contract have the same meaning when used in the Part 1 Conditions.

3.3	The following Conditions are amended:

(a)	Condition 1.1.1(d) is amended so that reference to the completion date in Condition 1.1.1(d) refers instead to the Completion Date as defined in this contract;

(b)	Condition 1.1.1(e) is amended so that reference to the contract rate in Condition 1.1.1(e) refers instead to the Contract Rate as defined in this contract;

(c)	Condition 1.1.1(o) is amended so that reference to VAT in Condition 1.1.1(o) refers instead to VAT as defined in this contract;

(d)	Condition 7.6.3 is amended so that reference to "Condition 4.1.2" is reference to "clause 8" of this contract; and

(e)	Condition 9.8.3 is amended to add the words "by Electronic Payment" after the word "pay" in both Condition 9.8.3(a) and Condition 9.8.3(b).

3.4	Condition 1.1.4(a) does not apply to this contract.

3.5	Condition 9.2.1 does not apply to this contract.

3.6	The Part 2 Conditions are not incorporated into this contract.

4.	Risk and insurance

4.1	The Seller shall insure the Property until the Completion Date whereupon it shall be cancelled and any refund due will be due to the Seller in full.

4.2	The Seller shall at the Buyer's written request:

(a)	permit the Buyer to inspect the policy or evidence of its terms at any reasonable time;

(b)	increase the amount of cover for the Property under the terms of the Seller's insurance policy or extend the risks covered by it, subject to:

(i)	the insurer being willing and able to do so; and

(ii)	the Buyer paying the Seller on demand any additional premium due for the increased or extended cover; and

(c)	obtain, or consent to, an endorsement on the Seller's insurance policy for the Property of the Buyer's interest, subject to:

(i)	the insurer being willing to make the endorsement; and

(ii)	the Buyer paying the Seller on demand any additional premium due for the endorsement.

4.3	If, in the period between the date of this contract and completion, the Property is damaged or destroyed by a risk against which the Seller has insured:

(a)	the Seller shall make a claim under the Seller's insurance policy in respect of that damage or destruction;

(b)	to the extent that any insurance money in respect of the damage or destruction is paid to the Seller before completion and to the extent that the Seller is not under any statutory or contractual obligation to use any insurance money received by it to repair or rebuild the Property before completion, the Seller shall:

(i)	hold the insurance money received by it on trust for the Buyer; and

(ii)	pay that money to the Buyer on completion;

(c)	to the extent that any insurance money in respect of the damage or destruction is paid to the Seller after completion, the Seller shall

(i)	hold the insurance money received by it on trust for the Buyer; and

(ii)	as soon as is reasonably practicable, pay that insurance money to the Buyer; and

(d)	to the extent that any insurance money in respect of the damage or destruction has not been paid to the Seller before completion, the Seller shall, to the extent permitted by the policy and at the Buyer's expense, assign to the Buyer on completion all rights to claim under the policy. That assignment shall be in the form reasonably required by the Buyer.

4.4	Conditions 8.2.2, 8.2.3 and 8.2.4(b) do not apply to this contract.

5.	Transfer of funds

5.1	On the date of this contract, the Buyer shall pay the Purchase Price by Electronic Payment to the Seller's Conveyancer.

5.2	Conditions 3.2.2 do not apply to this contract.

6.	Deducing title

6.1	The Seller's title to the Property has been deduced to the Buyer's Conveyancer before the date of this contract

6.2	Conditions 7.1, 7.2, 7.3.1 and 7.4.2 do not apply to this contract.

7.	Title guarantee

7.1	The Seller shall transfer the Property with full title guarantee.

7.2	The covenants for title implied by the LPMPA 1994 are modified so that:

(a)	the covenant set out in section 2(1)(b) of the LPMPA 1994 shall not extend to costs arising from the Buyer's failure to:

(i)	make proper searches; or

(ii)	raise requisitions on title or on the results of the Buyer's searches; and

(b)	the covenant set out in section 3(3) of the LPMPA 1994 shall extend only to charges or incumbrances created by the Seller.

7.3	Condition 7.6.2 does not apply to this contract.

8.	Matters affecting the Property

8.1	The Seller shall transfer the Property free from incumbrances other than:

(a) any matters, other than the Charge, contained or referred to in the entries or records made in registers maintained by HM Land Registry under title number DN159262 as at 24 October 2022 as at 17:03:55 and title number DN85834 as at 24 October 2022 as at 16:36:57 and the Land Charges Department of HM Land Registry as at the date of this contract;

(b)	any matters discoverable by inspection of the Property before the date of this contract;

(c)	any matters which the Seller does not and could not reasonably know about;

(d)	any matters, other than the Charge, disclosed or which would have been disclosed by the searches and enquiries which a prudent buyer would have made before entering into this contract;

(e)	public requirements;

(f)	any matters which are unregistered interests which override registered dispositions under Schedule 3 to the Land Registration Act 2002.

8.2	Conditions 4.1.1, 4.1.2 and 4.1.3 do not apply to this contract.

9.	Buyer's knowledge

The Buyer is deemed to have full knowledge of:

(a) the Seller's title to the Property;

10.	Transfer

10.1	The Seller and Buyer shall enter into a transfer deed in the agreed form as annexed to this Contract separately upon Completion.

10.2	The Seller and the Buyer shall execute the transfer deed as a deed in original and counterpart.

11.	VAT

11.1	The Seller is registered for VAT with VAT registration number 208424427 but no option to tax the Property (under paragraph 2 or 21 of Schedule 10 to the VAT Act) has been made.

12.	Completion

12.1	Completion shall take place on the Completion Date but time is not of the essence of the contract unless a notice to complete has been served.

12.2	Condition 1.1.3(b) is amended to read: "in the case of the seller, even though a mortgage remains secured on the Property, if the amount to be paid on completion enables the Property to be transferred freed of all mortgages, (except those to which the sale is expressly subject) or if the seller produces reasonable evidence that this is the case.".

12.3	Condition 9.1.1 does not apply to this contract.

12.4	Condition 9.4 is amended to add a new Condition 9.4(d) to read "(d) any other sum which the parties agree under the terms of the contract should be paid or allowed on completion".

12.5	Condition 9.7 is amended to read: "The buyer is to pay the money due on completion by Electronic Payment and, if appropriate, by an unconditional release of a deposit held by a stakeholder".

12.6	On, or as soon as reasonably practicable (and, in any event, no later than 10 working days) after, completion, the Seller shall deliver to the Buyer (or to any other person as the Buyer has directed in writing to the Seller before completion):

(a)	the completed original transfer in the form required by clause 10.1;

12.7	On, or as soon as reasonably practicable (and, in any event, no later than 10 working days) after, completion, the Buyer shall deliver to the Seller (or to any other person as the Seller has directed in writing to the Buyer before completion):

(a)	the completed counterpart transfer in the form required by clause 10.1

13.	Buyer's acknowledgement of condition

The Buyer acknowledges that:

(a)	before the date of this contract, the Seller has given the Buyer and others authorised by the Buyer, permission and the opportunity to inspect, survey and carry out investigations as to the condition of the Property; and

(b)	the Buyer has formed its own view as to the condition of the Property and the suitability of the Property for its purposes.

14.	Registration of the transfer

The Buyer shall:

(a)	apply to register the transfer at HM Land Registry promptly and in any event within one month upon receipt of Seller's executed transfer deed; and

(b)	ensure that any requisitions raised by HM Land Registry in connection with its application to register the transfer at HM Land Registry are responded to promptly and properly.

15.	Entire agreement

15.1	This contract and the documents annexed to it constitute the whole agreement between the parties and supersede all previous discussions, correspondence, negotiations, arrangements, understandings and agreements between them relating to their subject matter.

15.2	The Buyer acknowledges that in entering into this contract and any documents annexed to it the Buyer does not rely on, and shall have no remedies in respect of, any representation or warranty (whether made innocently or negligently) other than those:

(a)	set out in this contract or the documents annexed to it; or

(b)	contained in any Written Replies.

15.3	Nothing in this clause shall limit or exclude any liability for fraud.

15.4	Condition 10.1 is varied so that the words "the negotiations leading to it" are replaced with the words "Written Replies".

16.	Joint and several liability

16.1	Where a party to this contract comprises more than one person, those persons shall be jointly and severally liable for the obligations and liabilities of that party arising under this contract. The party to whom those obligations and liabilities are owed may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons without affecting the liability of any other of them.

16.2	Condition 1.2 does not apply to this contract.

17.	Notices

17.1	Any notice given under this contract must be in writing and signed by or on behalf of the party giving it.

17.2	Any notice or document to be given or delivered under this contract must be:

(a)	delivered by hand; or

(b)	sent by pre-paid first class post or other next working day delivery service.

17.3	Any notice or document to be given or delivered under this contract must be sent to the relevant party as follows:

(a)	to the Seller at:

the Seller's Conveyancer, quoting the reference CLB/PIO3/3;

(b)	to the Buyer at:

at the Buyer's Conveyancer, quoting the reference MD0001-5.

or as otherwise specified by the relevant party by notice in writing to the other party.

17.4	Any change of the details in clause 17.3 specified in accordance with that clause shall take effect for the party notified of the change at 9.00 am on the later of:

(a)	the date, if any, specified in the notice as the effective date for the change; or

(b)	the date five working days after deemed receipt of the notice.

17.5	Giving or delivering a notice or a document to a party's conveyancer has the same effect as giving or delivering it to that party.

17.6	Any notice or document given or delivered in accordance with clause 17.1, clause 17.2 and clause 17.3 shall be deemed to have been received:

(a)	if delivered by hand, on signature of a delivery receipt or at the time the notice or document is left at the address provided that if delivery occurs before 9.00 am on a working day, the notice shall be deemed to have been received at 9.00 am on that day, and if delivery occurs after 5.00 pm on a working day, or on a day which is not a working day, the notice shall be deemed to have been received at 9.00 am on the next working day. or

(b)	if sent by pre-paid first class post or other next working day delivery service, at 9.00 am on the second working day after posting.

17.7	In proving delivery of a notice or document, it shall be sufficient to prove that:

(a)	a delivery receipt was signed; or

(b)	the envelope containing the notice or document was properly addressed and posted by pre-paid first class post or other next working day delivery service.

17.8	A notice or document given or delivered under this contract shall not be validly given or delivered if sent by email.

17.9	Condition 1.3 does not apply to this contract.

17.10	This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

18.	Third party rights

18.1	This contract does not give rise to any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this contract.

18.2	Condition 1.5 does not apply to this contract.

19.	Governing law

This contract and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

20.	Jurisdiction

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this contract or its subject matter or formation.

This contract has been entered into on the date stated at the beginning of it.

Schedule 1 Contents

1.	The Bedroom Inventory List
2.	Public Rooms Inventory List

Schedule 2 Purchase Price

Property:	£830,000.00
Contents (referred to Schedule 1):	£20,000.00
Total Price	£850,000.00

Signed by Director ANDREW MEAD	/s/ Andrew Mead
for and on behalf of PIONEER HOTELS LIMITED	Director

Signed by Director SIPING XU	/s/ Siping Xu
for and on behalf of MD Local Global Limited	Director